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                                                                     EXHIBIT 5.1

                         [LATHAM & WATKINS LETTERHEAD]


                                December 6, 2000



NeoTherapeutics, Inc.
157 Technology Drive
Irvine, California 92612


         Re: Registration of 4,304,658 shares of common stock, par value $.001 per share, of NeoTherapeutics, Inc., pursuant to a Registration Statement on Form S-3

Ladies and Gentlemen:

         In connection with the registration for resale of 4,304,658 shares of common stock, par value $.001 per share, of NeoTherapeutics, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended, on Form S-3 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. The shares being registered for resale include: (i) 80,000 shares of common stock which are currently issuable upon exercise of outstanding warrants issued to Montrose Investments Ltd. and Strong River Investments Ltd. (the "Investors") pursuant to a Securities Purchase Agreement dated September 21, 2000 (the "NeoGene Securities Purchase Agreement") among the Company and the Investors (the "NeoGene Closing Warrants"); (ii) 1,905,488 shares of common stock which may be issuable upon conversion of preferred stock or debentures which may be issued to the Investors pursuant to certain exchange rights contained in the NeoGene Securities Purchase Agreement (the "Convertible Preferred and Debentures"); (iii) 968,524 shares of common stock which were sold to the Investors pursuant to a Securities Purchase Agreement dated September 29, 2000 (the "NeoTherapeutics Securities Purchase Agreement") among the Company and the Investors (the "Shares"); (iv) 193,706 shares of common stock which are currently issuable upon exercise of outstanding warrants issued to the Investors on September 29, 2000 (the "Closing Warrants"); and (v) 1,156,940 shares of common stock which may be issuable upon exercise of adjustable warrants issued to the Investors on September 29, 2000 (the "Adjustable Warrants")

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LATHAM & WATKINS

December 6, 2000
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(the NeoGene Closing Warrants, Closing Warrants and Adjustable Warrants are
referred to herein collectively as the "Warrants").

         We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.

         Subject to the foregoing, it is our opinion that:

         1. the Shares have been duly authorized, and are validly issued, fully paid and nonassessable;

         2. the Warrants have been duly authorized, and assuming that the full consideration for each share issuable upon exercise of the Warrants is received by the Company in accordance with the terms of the Warrants, the shares of common stock issuable upon exercise of the Warrants, when issued, will be validly issued, fully paid and nonassessable; and

         3. the Convertible Preferred and Debentures have been duly authorized, and assuming the issuance of the Convertible Preferred and Debentures in accordance with the NeoGene Securities Purchase Agreement and assuming conversion of the Convertible Preferred and Debentures in accordance with their terms, the shares of common stock issuable upon conversion of the Convertible Preferred and Debentures, when issued, will be validly issued, fully paid and nonassessable.

         This opinion is rendered only to the Company and is solely for the benefit of the Company in connection with the transaction covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon, by any other person, firm or corporation for any purpose, without our prior written consent.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Validity of Common Stock."


                                        Very truly yours,

                                        /s/ LATHAM & WATKINS
                                        ----------------------------------------
                                        Latham & Watkins